CSFB04-5G1AR2  --  1A7

CREDIT SUISSE FIRST BOSTON

Balance   $3,090,000.00   Delay           24            WAC   6.250000000    WAM    357

Coupon    6.000           Dated           08/01/2004    NET   6              WALA   3

Settle    08/31/2004      First Payment   09/25/2004

Price

98-00.00

98-08.00

98-16.00

98-24.00

99-00.00

99-08.00

99-16.00

99-24.00

100-00.00

100-08.00

100-16.00

100-24.00

101-00.00

101-08.00

101-16.00

101-24.00

102-00.00

Spread @

Center

Price

WAL

Mod Durn

Principal Window

Prepay

1 Yield 6.20 6.18 6.16 6.14 6.12 6.10 6.08 6.06 6.04 6.02 6.01 5.99 5.97 5.95 5.93 5.91 5.89 85 26.89 13.01 Dec28 - May34 100 PSA	2 Yield 6.20 6.18 6.16 6.14 6.12 6.10 6.08 6.06 6.04 6.02 6.00 5.98 5.97 5.95 5.93 5.91 5.89 89 25.64 12.74 Dec26 - May34 125 PSA	3 Yield 6.20 6.18 6.16 6.14 6.12 6.10 6.08 6.06 6.04 6.02 6.00 5.98 5.96 5.94 5.92 5.90 5.88 95 24.15 12.39 Nov24 - May34 150 PSA	4 Yield 6.21 6.19 6.17 6.15 6.13 6.10 6.08 6.06 6.04 6.02 6.00 5.97 5.95 5.93 5.91 5.89 5.87 109 20.83 11.50 Dec20 - May34 200 PSA	5 Yield 6.23 6.20 6.18 6.16 6.13 6.11 6.08 6.06 6.04 6.01 5.99 5.96 5.94 5.92 5.89 5.87 5.85 124 17.54 10.44 Sep17 - May34 250 PSA	6 Yield 6.24 6.21 6.19 6.16 6.13 6.11 6.08 6.06 6.03 6.01 5.98 5.96 5.93 5.91 5.88 5.86 5.83 130 15.98 9.87 Apr16 - May34 275 PSA	7 Yield 6.28 6.24 6.21 6.18 6.15 6.12 6.09 6.05 6.02 5.99 5.96 5.93 5.90 5.87 5.84 5.81 5.78 149 11.56 7.96 Sep12 - May34 350 PSA	8 Yield 6.41 6.35 6.30 6.25 6.20 6.14 6.09 6.04 5.99 5.94 5.89 5.84 5.78 5.73 5.68 5.63 5.58 216 5.90 4.83 Nov09 - May11 500 PSA	9 Yield 6.57 6.49 6.42 6.34 6.26 6.18 6.10 6.02 5.95 5.87 5.79 5.71 5.64 5.56 5.48 5.41 5.33 268 3.67 3.21 Jan08 - Aug08 800 PSA

Treasury	Mat	6MO	2YR	3YR	5YR	10YR	30YR
	Yld	1.745	2.653	2.988	3.672	4.459	5.196

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.